EXHIBIT 32.2

Certification Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1150)

The undersigned, as the Chief Financial Officer of DGSE Companies, Inc., certifies, to the best of his knowledge, that the Quarterly Report on Form 10-Q for the quarter ended September 30, 2018, which accompanies this certification fully complies with the requirements of Section 11(a) of the Securities Exchange Act of 1934 and the information contained in the periodic report fairly presents, in all material respects, the financial condition and results of operations of DGSE Companies, Inc. at the dates and for the periods indicated. The foregoing certification is made pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1150) and shall not be relied upon for any other purpose.

Date: November 19, 2018	By:	/s/ BRET A. PEDERSEN
Bret A. Pedersen
Chief Financial Officer
(Principal Accounting Officer)